Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

The Sponsors and Trustee of Equity Investor Fund, Baby Boom Economy Portfolio 2001 Growth Series J, Defined Asset Funds:

We consent to the use in Amendment No. 1 to Registration Statement No. 333-53468 on Form S-6 of our report dated January 22, 2001, relating to the statement of condition of Equity Investor Fund, Baby Boom Economy Portfolio 2001 Growth Series J, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
January 22, 2001